UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2013

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35590	26-3024783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 17th Street
Suite 1550
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 990-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On June 21, 2013, Prospect Global Resources Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC (the “Underwriter”), pursuant to which the Company agreed to sell to the Underwriter an aggregate of 41,666,700 units (the “Units”), consisting of 41,666,700 shares of the Company’s common stock, $0.001 par value (the “Common Stock”), together with (i) Series A warrants to purchase 41,666,700 additional shares of Common Stock (the “Series A Warrants”) and (ii) Series B warrants to purchase 41,666,700 additional shares of Common Stock and additional Series A Warrants to purchase 41,666,700 additional shares of Common Stock (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”), at a public offering price of $0.12 per Unit in an underwritten public offering (the “Offering”). The Warrants, the shares of Common Stock issued as part of the Units (the “Common Shares”) and the shares of Common Stock underlying the Warrants (the “Warrant Shares” and, collectively with the Common Shares, the “Shares”) are being issued pursuant to the effective registration statement on Form S-3 (Registration No. 333-180492).

The Underwriter will purchase the Units at an 8% discount to the public offering price for the Units, for an aggregate discount of $400,000. The Company expects that the net proceeds of the Offering will be approximately $3.25 million, assuming no exercise of the Warrants, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company associated with the Offering.

The Series A Warrants are immediately exercisable at an initial exercise price of $0.12 per share and expire on the fifth anniversary of the date of issuance.

The Series B Warrants are exercisable immediately at an exercise price of $0.12 per share. The Series B Warrants will expire at the close of business on the 90th trading day after issuance.

The Series A Warrants and the Series B Warrants will be issued separately from the Common Stock included in the Units and may be transferred separately immediately thereafter. Neither the Series A Warrants nor the Series B Warrants will be listed on any national securities exchange or other trading market, and no trading market for such Warrants is expected to develop.

The Series A Warrants contain full ratchet anti-dilution protection upon the issuance of any Common Stock, securities convertible into Common Stock, or certain other issuances at a price below the then-existing exercise price of the Series A Warrants, subject to certain exceptions.

The Series A Warrants will be exercisable on a “cashless” basis if at the time of exercise, the issuance of the Warrant Shares is not covered by an effective registration statement or the prospectus contained therein is not available for the issuance of the Warrant Shares to the holder. In addition, in the event of certain fundamental transactions, the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the unexercised portion of the Series A Warrant on the date of consummation of such fundamental transaction as determined in accordance with the Black Scholes option pricing model.

This description of the Offering is a summary only, is not intended to be complete, and is qualified in its entirety by reference to the Underwriting Agreement, the form of Series A Warrant and the form of Series B Warrant, which are filed as exhibits to this Current Report on Form 8-K.

The Offering is expected to close on June 26, 2013, subject to the satisfaction of customary closing conditions.

On June 20, 2013, the Company issued a press release announcing the proposed offering, and on June 21, 2013 the Company issued a press release announcing the pricing and terms of the Offering. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2. Brownstein Hyatt Farber Schreck, LLP, counsel to the Company, has issued an opinion to the Company, dated June 21, 2013, regarding the Shares and Warrants to be sold in the Offering. A copy of the opinion is filed as Exhibit 5.1.

Item 8.01. Other Events.

We are engaged in the exploration and development of a potash mine in the Holbrook Basin of eastern Arizona, which we refer to as the Holbrook Project. Potash is primarily used as an agricultural fertilizer due to its high potassium content. Potassium, nitrogen and phosphate are the three primary nutrients essential for plant growth. The Holbrook Project consists of permits and leases on 147 mineral estate sections spanning approximately 90,000 acres in the Holbrook Basin of eastern Arizona, along the southern edge of the Colorado Plateau.

We completed a preliminary economic assessment for the Holbrook Project in December 2011 and are now nearing completion of a pre-feasibility study, or PFS, for the Holbrook Project. We expect to release the results of the PFS in July 2013. As is common for natural resources development projects, through our ongoing engineering work and analysis, we are continually evaluating multiple methods to increase stockholder value while decreasing development and operating risks through alternative development scenarios. These ongoing efforts could lead to changes in (i) capital expenditures required to build the mine, (ii) projected production levels, (iii) operating costs and (iv) mine life. We will announce any significant changes to our business plan resulting from our ongoing optimization analyses and will continue to make such evaluations

Upon completion of the PFS, we will continue working toward a definitive feasibility study, or DFS, for the Holbrook Project. We estimate that we will need approximately $30 to $35 million of new financing (including the gross proceeds of this offering) to meet the funding milestones of our senior debt and to fund our operations (including satisfaction of existing payables to various vendors) through completion of a DFS. We estimate that the cost of completing a DFS will be approximately $5 to $8 million, and the cost of the additional drilling during the completion period will be approximately $3 to $5 million.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement between the Company and Roth Capital Partners, LLC
4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP
23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.1 above)
99.1	Press Release dated June 20, 2013
99.2	Press Release dated June 21, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ Gregory M. Dangler
Date: June 21, 2013		Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement between the Company and Roth Capital Partners, LLC
4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP
23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.1 above)
99.1	Press Release dated June 20, 2013
99.2	Press Release dated June 21, 2013